Exhibit 23.3

John T. Boyd Company

Mining and Geological Consultants

March 10, 2025

File: 3976.013

Consent to be Named in Annual Report and Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K of ProFrac Holding Corp. (the “Company”) for the year ended December 31, 2024 (the “Annual Report”) and to the use in the Annual Report of information contained in our report setting forth the estimates of the Company’s mineral reserves and resources as of December 31, 2024. We hereby further consent to the incorporation by reference of such information in each of the (i) Registration Statement on Form S-8 (No. 333-265176) and (ii) Registration Statement on Form S-3 (No. 333-273453) of the Company (in each case, including any amendment thereto, any related prospectus and any related prospectus supplement).

Respectfully submitted,

JOHN T. BOYD COMPANY

By:

/s/ John T. Boyd II

John T. Boyd II

President and CEO